Exhibit 10.6
AMENDED AND RESTATED EXCLUSIVE CALL OPTION
AGREEMENT
BY AND BETWEEN
BEIJING DANGDANG INFORMATION TECHNOLOGY CO., LTD.
AND
PEGGY YU YU
AND
GUOQING LI
July 23, 2010

AMENDED AND RESTATED EXCLUSIVE CALL OPTION AGREEMENT
THIS AMENDED AND RESTATED EXCLUSIVE CALL OPTION AGREEMENT (this “Agreement”) is entered into as of the 23rd day of July 2010 in Beijing, the People’s Republic of China (the “PRC”)
by and among
(1)	Beijing Dangdang Information Technology Co., Ltd., formerly known as Beijing Kewen Shuye Information Technology Co., Ltd. before August 2008, with its registered address at Room D102C, Building No.6, Court No.17, Houyongkang Hutong, Dongcheng District, Beijing , the PRC (“Party A”);

(2)	PeggyYu Yu, a PRC citizen whose ID No. is 110108196505105422 (“Party B”); and

(3)	Guoqing Li, a PRC citizen whose ID No. is 110104641001005 (“Party C”).
(Party A, Party B and Party C individually being referred to as a “Party” and collectively the “Parties”).
WHEREAS:
(1)	Party A is a wholly foreign-owned enterprise and a wholly-owned subsidiary of E-commerce China Dangdang Inc., duly established and registered in Beijing under the laws of the PRC.

(2)	Party B and Party C, for the benefit of the current business and commercial operation of Party A, established Beijing Dangdang Kewen E-commerce Co., Ltd. (“Dangdang Kewen ”) on August 24, 2004 in accordance with the laws of the PRC. Party B and Party C together own the entire registered capital of Dangdang Kewen (the “Shares”).

(3)	For the benefit of the current business and commercial operation of Party A and of the establishment and development of Dangdang Kewen, Party A makes loans from time to time to Party B and Party C; according to a loan agreement entered into by and among the Parties as of the 19th day of June 2006 (hereinafter referred to as the “Loan Agreement”), Party A has made loans with an amount of Renminbi two million (RMB 2,000,000) to Party B and Party C and will make further loans to Party B and Party C pursuant to development of business operation of Dangdang Kewen (the “Loan”); as of the date hereof, the Parties have entered into an amended and restated loan agreement; and as of the date hereof, Party A has made loans to Party B and Party C in an aggregate amount of Renminbi two million (RMB 2,000,000).

(4)	Party A shall appoint all personnel in operating Dangdang Kewen and assume management responsibilities of Dangdang Kewen.
(5)	Party A desires to purchase exclusively the Shares from Party B and Party C, while Party B and Party C agree to grant exclusively to Party A a call option to purchase the Shares (the “Option”).

(6)	The Parties have entered into an exlusive call option agreement as of the 23rd day of December 2004 (hereinafter referred to as the “Option Agreement”), and agree to amend and restate the Option Agreement to read as set forth herein.
THE PARTIES THEREFORE AGREE AS FOLLOWS:
ARTICLE 1: GRANT OF THE OPTION
1.1	Purchase Option

Each of Party B and Party C agrees hereby to grant jointly and severally to Party A the Option subject to the terms and conditions set forth in this Agreement to purchase the Shares at the Share Purchase Price (as defind in Article 3.2 hereunder) based on its needs.

1.2	Effectiveness

This Agreement shall take effect as of the date of the execution by the Parties or their respective authorized representatives and supersede the Option Agreement upon its becoming effective.
ARTICLE 2: EXERCISE OF THE OPTION
2.1	Timing of Exercise
2.1.1	Each of Party B and Party C agrees that Party A may at any time, and from time to time after the effective date hereof, exercise the Option, in whole or in part, to acquire all or a portion of the Shares, subject only to applicable laws of the PRC.

2.1.2	For the avoidance of doubt, each of Party B and Party C hereby agrees that Party A shall be entitled to exercise the Option for an unlimited number of times, until all of the Shares have been acquired by Party A.

2.1.3	Party B and Party C agree that when exercising the Option, Party A may designate itself or any authorized third party as the transferee of the Shares.
2.2	Transfer

Party B and Party C agree that the Option shall be freely transferable, in whole or in part, by Party A to any third party, and that upon such transfer, the Option may be exercised by such third party upon the terms and conditions set forth herein, as if such third party were a party to this Agreement, and that such third party shall assume the rights and obligations of Party A hereunder.

2.3	Notice Requirement

If Party A wishes to exercise the Option, it shall send a written notice to each of Party B and Party C by no later than thirty (30) days in advance of such exercise, specifying therein:
2.3.1	the date of execution of the Share Transfer Agreement (as defined in Article 3.1 hereunder);

2.3.2	the name of the person to whom the Shares shall be transferred;

2.3.3	the amount of the Shares to be purchased from each of Party B and Party C;

2.3.4	the Share Purchase Price (as defind in Article 3.2 hereunder) of the Shares to be transferred this time, which shall be determined pursuant to the proportion of the Shares to be purchased; and

2.3.5	a letter of authorization, where a third party has been designated to exercise the Option.
2.4	Set-off
2.4.1	As Party A has made the Loan to Party B and Party C, the Parties hereby agree that the Purchase Price paid according to the exercise of the Option each time by Party A will set off against the Loan correspondingly.

2.4.2	Party B and Party C have entered into an equity pledge agreement with Party A as of the 23rd day of December,2004, and an amended and restated equity pledge agreement as of the date hereof, in which Party B and Party C assign Party A a pledge over the Shares. After each exercise of the Option and the consequent transfer of the Shares, the pledge over the Shares transferred will be extinguished, and the Shares in pledge will be reduced in the same proportion.
ARTICLE 3: COMPLETION OF THE OPTION
3.1	Share Transfer Agreement

Party B and Party C shall execute a share transfer agreement in form and substance substantially the same as the annex attached hereto (the “Share Transfer Agreement”), together with any other documents necessary to give effect to the transfer to Party A or its designated third party of all or part of the Shares within thirty (30) days after Party A’s provision of the written notice in accordance with Article 2.3 above.

3.2	Share Purchase Price

The share purchase price to be paid by Party A or its designated third party when exercising the Option under this Agreement shall be equal to the capital contribution amount of the Shares, unless otherwise required by PRC laws or agreed in writing by the Parties.

3.3	Waiver of the Right of First Refusal

Upon an exercise of the Option by Party A, Party B and Party C hereby undertake separately and/or jointly that they waive the right of first refusal they are entitled to the Shares transferred.

3.4	Resolution of Shareholders’ Meeting

Upon an exercise of the Option by Party A, each of Party B and Party C shall execute and deliver one or more resolutions of the shareholder’s meeting of Dangdang Kewen within thirty (30) days after the execution of the Share Transfer Agreement, approving, including but not limited to, the following:
3.4.1	the transfer in the name of Party A or its designated third party of all or part of the Shares; and/or

3.4.2	upon the request by Party A, resignation by Party B and Party C from the position of directors and/or other positions.
ARTICLE 4: REPRESENTATIONS, WARRANTIES, COVENANTS AND UNDERTAKINGS
4.1	Representations and Warranties
4.1.1	Each of the Parties severally represents and warrants to each other that:
(1)	it has the full power and authority to enter into this Agreement;

(2)	its signing of this Agreement or fulfilling of any of its obligations hereunder does not violate any laws, regulations and contracts to which it is bound, or require any government authorization or approval;

(3)	there is no lawsuit, arbitration or other legal or government procedures pending which, based on its knowledge, shall materially and adversely affect this Agreement and the performance thereof;

(4)	it has disclosed to other Parties all documents issued by any government authority that might cause a material adverse effect on the performance of its obligations under this Agreement;

(5)	in any event, the liabilities of Party B or Party C to each of

Dangdang Kewen and Party A are limited to the Shares as each held thereby.
4.1.2	Party B and Party C especially represent and warrant to Party A that:

After the grant of the Option to Party A in accordance with this Agreement, none of Party B or Party C shall grant the Option or any similar rights to a third party by any means whatsoever.
4.2	Covenants and Undertakings
4.2.1	Each of Party B and Party C separately and jointly covenants and undertakes to Party A that:
(1)	it will complete all such formalities as are necessary to make Party A or its designated third party a legitimateshareholder of Dangdang Kewen. Such formalities include, but are not limited to, revising the Articles of Association of Dangdang Kewen, amending the register of shareholders and undertaking any other changes at the relevant administration of industry and commerce.

(2)	for a period from the date hereof until two (2) years after the date on which all of the Shares are acquired by Party A:
(a)	except for operating Dangdang Kewen or the business invested or controlled by Dangdang Kewen, or employed by Party A or other PRC companies invested or controlled by E-Commerce China Dangdang Inc. (if applicable), it will not, either directly or indirectly, engage in business which is the same or similar to that of Dangdang Kewen within the PRC or any other jurisdictions wherein Dangdang Kewen operates;

(b)	it will not take employment with any person who is engaged by Dangdang Kewen or Party A, or with any person directly or indirectly assisting any such person with technical, commercial or professional advice, except that such person is employed by Dangdang Kewen, the business invested or controlled by Dangdang Kewen, Party A or other PRC companies invested or controlled by E-Commerce China Dangdang Inc.;

(c)	it will not be engaged or otherwise involved as principal, shareholder, employee or agent, whether directly or indirectly, in any company, firm or business which, with regards to any goods or services, is supplier to or a customer of Dangdang Kewen or Party A, except for Dangdang Kewen, the business invested or controlled by Dangdang Kewen, Party A or other PRC companies invested or controlled by E-Commerce China Dangdang Inc.; and

(d)	it will not at any time either on its own account or for any person solicit business from any person who has dealt with Dangdang Kewen or Party A.
(3)	each of Party B and Party C further covenants and undertakes to Party A that it will cause Dangdang Kewen:
(a)	to keep validly existing and prudently and effectively operate its business and handle related corporate affairs in accordance with good commercial and business standards and practices; endeavor to maintain its licenses, certificates and approvals as requisite for its business operations, and keep such licenses, certificates and approvals from being revoked; and endeavor to keep the current corporate structure and senior managements, and maintain the relationships with its customers to ensure Dangdang Kewen’s reputation and operation will not be materially or adversely affected upon the exercise of the Option hereunder by Party A or its designated third party;

(b)	without prior written consent of Party A, not to increase or decrease its registered capital;

(c)	without prior written consent of Party A, not to revise its articles of association or other constituent documents with respect to its material matters, including but not limited to its organization structure, intenal institutions and authority, registered capital changes, share transfers, voting rules and matters.

(d)	without prior written consent of Party A, not to sell, transfer, mortgage or otherwise dispose of any asset, income, legitimate or beneficial interests in its business, or allow creation of any other security interest at any time as from the date hereof;

(e)	without prior written consent of Party A, not to inherit, guarantee or allow the existence of any debt, with the exception of (i) the debts incurred during the ordinary or daily course of business, and (ii) the debts which have been disclosed to Party A and for which written consents from Party A have been obtained;

(f)	to operate businesses in ordinary course of business to maintain its assets value, and not to result in any materially adverse affect on its business operation and the value of its assets by any acts or omissions; and without prior written consent of Party A, not to change its businesses in any material respect;
(g)	without prior written consent of Party A, not to enter into any material agreement except for the agreements entered into during the ordinary course of business (for the purpose of this section, an agreement or a series of related agreements should be deemed as a material agreement if the amount of which exceeds RMB 2,000,000);

(h)	without prior written consent of Party A, not to provide any loan, credit or guatantee to any person;

(i)	at the request of Party A, to provide all materials related to its business and financial conditions to Party A;

(j)	without prior written consent of Party A, not to merge or consolidate with any entity, or acquire any entity or invest in any entity;

(k)	to promptly inform Party A of any existing or potential litigation, arbitration, or administrative proceedings in relation to its assets, business or revenues;

(l)	in order to maintain its ownership of all its assets, to execute all necessary or appropriate documents, take all necessary or appropriate actions, commence all necessary or appropriate claims, or make all necessary or proper defences to all claims; and

(m)	at the request of Party A, to appoint the person designated by Party A to be its executive director.
4.2.2	Party A covenants and undertakes to Party B and Party C that:
(1)	Party A shall strictly comply with the applicable PRC laws and ensure that the management and operation of Party A and Dangdang Kewen shall not violate the regulations and requirements as set forth by the authorities of administration for commerce and industry, tax, telecommunication, culture, press and publication, quality and technology supervision, labor protection, social security and other governmental authorities.

(2)	Party A shall hold harmless Party B and Party C against any fines, damages, losses, liabilities, claims and expenses as well as any related litigations, arbitrations or other legal or administrative proceedings as a result of business operation by Party A and Dangdang Kewen . Party A further warrants to Party B and Party C that it shall indemnify Party B and Party C against any fines, damages, losses, liabilities, claims and expenses incurred as a result of business operation by Party A and Dangdang Kewen and bear all expenses in such indemnification efforts.
(3)	it will bear all fees and other expenditure arising from executing and performing this Agreement and any other relevant documents required therefore, including but not limited to legal fees, costs, stamp tax and any other taxes and charges. If Party B and Party C shall pay any fees and other expenditure in accordance with the laws or the relevant contracts, Party A shall fully indemnify such fees and other expenditure paid by Party B and Party C.
ARTICLE 5: LIABILITY OF BREACH
Upon the execution of this Agreement, failure by either party to perform other obligations in this Agreement and any untrue representations or warranties shall be deemed as a breach of this Agreement. The defaulting party shall compensate all the loss suffered by the non-defaulting party caused by the breach of this Agreement.
ARTICLE 6: GOVERNING LAW AND DISPUTE SETTLEMENT
6.1	The conclusion, validity, interpretation, performance and the dispute resolution of this Agreement shall be governed by the laws of PRC.

6.2	Any disputes arising from or relating to this Agreement shall be resolved through consultation by the Parties. In case of a failure to reach an agreement through consultations within thirty (30) days of their occurrence, each Party can submit the disputes to China International Economics and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitration shall be held in Beijing and the language used will be Chinese. The arbitral award shall be final and binding upon the Parties.
ARTICLE 7: CONFIDENTIALITY
No party to this Agreement shall publicize, divulge or disclose any information regarding this Agreement, the transaction under this Agreement, or the identity of the other party, unless the other party gives a written consent in advance.
ARTICLE 8: MISCELLANEOUS
8.1	No amendment or modification to this Agreement shall be valid unless made in writing and executed by the Parties.

8.2	The attachments of this Agreement are part of and have the same effect with this Agreement.

8.3	Notices
8.3.1	Unless otherwise designated by the other Party, any notices or other correspondences among the Parties in connection with the performance of this Agreement shall be delivered in person, by express mall, e-mail, facsimile or registered mail to the following correspondence addresses:

Party A	Beijing Dangdang Information Technology Co., Ltd.
Address	Floor 4, Sanli Plaza, No. 208 An Ding Men Wai Avenue, Dongcheng District, Beijing , the PRC
ZiP code	100011
Telephone	8610-51234462
Facsimile	8610-64218783
Contact Person	Jing Gui
E-mail	guijing@dangdang.com

Party B	PeggyYu Yu
Address	Floor 4, C Building, No.5 Plaza, No. 7 Chaoyang Men North Great Avenue, Dongcheng District, Beijing , the PRC
Zip code	100010
Telephone	8610-84191688
Facsimile	8610-84191685
E-mail	yuyu@dangdang.com

Party C	Guoqing Li
Address	Floor 4, C Building, No.5 Plaza, No. 7 Chaoyang Men North Great Avenue, Dongcheng District, Beijing , the PRC
Zip code	100010
Telephone	8610-84191666
Facsimile	8610-84191685
E-mail	liguoqing@dangdang.com
8.3.2	Notices and correspondences shall be deemed to have been effectively delivered:
(1)	at the exact time displayed in the corresponding transmission record, if delivered by facsimile, unless such facsimile is sent after 5:00 pm or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following business day;

(2)	on the date that the receiving Party signs for the document, if delivered in person (including express mail);

(3)	on the fifteenth (15th) day after the date shown on the registered mail receipt, if sent by registered mail;

(4)	on the successful printing by the sender of a transmission report evidencing the delivery of the relevant e-mail, if sent by e-mail.

8.4	This Agreement shall be binding on the successors of the Parties and the third party as designated by Party A.

8.5	The Parties may, upon mutual agreement, conclude supplementary agreements regarding any issues not covered in this Agreement. The supplementary agreements shall be of equal effect with this Agreement.

8.6	This Agreement shall be made in Chinese version with English translation. In case of discrepancies between the two versions, the Chinese version shall prevail. This Agreement shall be executed in three (3) originals with one (1) original each for Party A, Party B and Party C.
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[EXECUTION PAGE]
IN WITNESS WHEREOF, the Parties or their respective authorized representatives have caused this Agreement to be executed as of the date and in the place first here above mentioned.
SIGNED by /s/ Guoqing Li
For and on behalf of
Party A: Beijing Dangdang Information Technology Co., Ltd. (Company chop)
SIGNED by /s/ Peggy Yu Yu
Party B: PeggyYu Yu
SIGNED by /s/ Guoqing Li
Party C: Guoqing Li

Annex
SHARE TRANSFER AGREEMENT
THIS SHARE TRANSFER AGREEMENT (this “Agreement”) is entered into as of [                    ] in Beijing by and between the following parties:

Transferor:	Name: PeggyYu Yu
ID No.: 110108196505105422

Name: Guoqing Li
ID No.: 110104641001005
(Peggy Yu Yu and Guoqing Li collectively the “Transferors”)
Transferee: Beijing Dangdang Information Technology Co., Ltd. (the “Transferee”)
(the Transferors and the Transferee collectively the “Parties”)
WHEREAS
(1)	The Transferors established Beijing Dangdang Kewen E-commerce Co., Ltd. (“Dangdang Kewen”) on August 24, 2004, where Peggy Yu Yu holds 50% shares and Guoqing Li holds 50% shares.

(2)	PeggyYu Yu desires to transfer to the Transferee all her [ ]% shares in Dangdang Kewen, Guoqing Li desires to transfer to the Transferee all his [ ]% shares in Dangdang Kewen, and the Transferee agrees to accept such transfers under the terms and conditions of this Agreement.
THE PARTIES THEREFORE AGREE AS FOLLOWS:
Article 1: TRANSFER OF EQUITY INTEREST
1.1	Transfer Agreement
1.1.1	Subject to the terms and conditions of this Agreement, the Transferors hereby agree to transfer all the shares they held in Dangdang Kewen to the Transferee (the “Transfer”) at the Effective Date of this Agreement (as defined in Article 5.1 below), amony which PeggyYu Yu will transfer to the Transferee all her [ ]% shares in Dangdang Kewen and Guoqing Li will transfer to the Transferee all his [ ]% shares in Dangdang Kewen, and the Transferee shall hold [ ]% shares in

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Dangdang Kewen as of the Effective Date of this Agreement, and acquires all the related rights and interests accordingly.

1.1.2	The Transferors and the Transferee have entered into an equity pledge agreement as of the 23rd day of December 2004 and an amended and restated equity pledge agreement as of [ ], 2010, under which the Transferors in favor of Party A pledged the entire shares as held by them in Dangdang Kewen. Upon the execution of the Transfer in accordance with this Agreement, the portion of the pledge over the shares as transferred will be extinguished and the shares in pledge will be reduced in the same proportion.
1.2	Transfer Price

The purchase price of the [ ]% shares is RMB[ ]. As the shareholders of the Transferee made [ ] loan (the “Loan”) to the Transferors as of [ ], the Parties hereby agree that the purchase price of [ ] will, as the consideration of the Transfer, set off [ ] under the Loan correspondingly.
Article 2: CLOSING
2.1	Subject to terms and conditions of this Agreement, the closing of the Transfer referred to in this Agreement (“Closing”) shall be deemed as having accompished at the Effective Date of this Agreement.

2.2	The Transferors shall submit to the Transferee any and all legal documents with respect to the Transfer being referred hererto at the Effective Date of this Agreement, in form and substance satisfactory to the Transferee.

2.3	The Parties of this Agreement hereby agree that,with respect to the Transfer hereunder, the Transferors shall be responsible to file with the original registration authority of Dangdang Kewen for the purpose of all necessary registration change within thirty (30) days after the execution of this Agreement, and the Transferee shall offer necessary assistance and cooperation at the same time.
Article 3: REPRESENTATIONS AND WARRANTIES
3.1	Representations and Warranties of the Transferors

The Transferors hereby make following representations and warranties to the Transferee and assume relevant liabilities with respect thereto:
3.1.1	The Transferors have full legal power and authority to sign and execute

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this Agreement and transfer the shares referred to under this Agreement. The Transferors have taken all proper and necessary actions for the Transfer referred to under this Agreement. Upon the signing of this Agreement, it constitutes a legal, valid and binding obligation of the Transferors, and shall be enforceable against the Transferors according to its terms.
3.1.2	In any event, the liabilities of the Transferors to each of Dangdang Kewen and the Transferee are limited to the shares as each held thereby.

3.1.3	The representations and warranties hereby made by the Transferors are true and accurate in all aspects as of the Effective Date of this Agreement.

3.1.4	Upon this Agreement comes into effect, the Transferors, as the shareholders of Dangdang Kewen, hereby undertake severally and/or jointly that they waive the right of first refusal they are entitled to with respect to the shares transferred.

3.1.5	Upon this Agreement comes into effect, the Transferors shall be responsible to effect all necessary internal and external procedures in respect of the Transfer, including but not limited to, signing resolutions of the shareholders’ meeting and making related registration change and filings.
3.2	Representations and Warranties of the Transferee

The Transferee hereby makes the following representations and warranties to the Transferors and assume relevant liabilities with respect thereto:
3.2.1	The Transferee has full legal power and authority to sign and execute this Agreement and carry out the Transfer hereunder. Upon the signing of this Agreement, it constitutes a legal, valid and binding obligation of the Transferee, and will be enforceable against the Transferee according to its terms.

3.2.2	The liabilities of the Transferors to each of Dangdang Kewen and the Transferee are limited to the shares as each held thereby before or after the Effective Date of this Agreement.

3.2.3	The representations and warranties hereby made by the Transferee are true and accurate in all aspects as of the Effective Date of this Agreement.

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3.2.4	Upon this Agreement comes into effect, the Transferee shall provide necessary assistance and cooperation to the Transferors for them to perform the obligations referred to in Article 3.1.5.
Article 4: SURVIVAL OF WARRANTIES; COMPENSATION
4.1	Survival of Warranties

The representations and warranties made by the Transferors and the Transferee respectively and any certificate or other documents submitted previously shall not be deemed as waiver or be impacted as a result of any adjustment made by the Transferors and the Transferee and each of representations and warranties shall survive the Closing.

4.2	Compensation

If the Transferee or the Transferors bear any cost, expense, liability or loss resulting from the Transferors or the Transferee’s violation of this Agreement before the Effective Date of this Agreement, the defaulting party shall make compensation to the non-defaulting party and make the non-defaulting party free with any cost, expense, liability or loss incurred because of the foregoing reason.
Article 5: MISCELLANEOUS
5.1	Effective Date of this Agreement

This Agreement shall take effect as of the date of execution by the Parties or their respective authorized representatives.

5.2	Governing Law and Disputes Resolution
5.2.1	The conclusion, validity, interpretation, performance and the dispute resolution of this Agreement shall be governed by the laws of PRC.

5.2.2	Any disputes arising from or relating to this Agreement shall be resolved through consultation in good faith by the Parties. In case of a failure to reach an agreement through such consultation, the Parties agree to submit the disputes to China International Economics and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitration shall be held in Beijing and the language used will be Chinese. The arbitral award shall be final and binding upon the Parties.

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5.3	Language and Version

This Agreement shall be made in Chinese version with English translation. In case of discrepancies between the two versions, the Chinese version shall prevail. This Agreement has six (6) originals with each of the Transferors and the Transferee keeping one original. Other originals of this Agreement shall be used in relation to conducting necessary changing registration procedures.
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[EXECUTION PAGE]
IN WITNESS WHEREOF, the Parties or their respective authorized representatives have caused this Agreement to be executed as of the date and in the place first here above mentioned.
The Transferor:
Signature:
Name: PeggyYu Yu
Signature:
Name: Guoqing Li
The Transferee:
SIGNED by
For and on behalf of
Beijing Dangdang Information Technology Co., Ltd.

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